SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                            ------------------------

                                    FORM 8-K

                                 Current Report

                     Pursuant To Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 23, 2000


                              Premier Brands, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                      Utah
                 (State or Other Jurisdiction of Incorporation)

                   000-29865                     33-0489616
            (Commission File Number)   (IRS Employer Identification No.)


            268 West 400 South, Suite 300, Salt Lake City, Utah 84101 (Address of Principal Executive Offices, Including Zip Code)

                                 (801) 575-8073
              (Registrant's Telephone Number, Including Area Code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 23, 2000, pursuant to an Exchange Agreement dated June 14, 2000, among Premier Brands, Inc. (the "Company") and SNet Communications (HK) Limited and ShanghaiNet Technologies (H.K.) Company, Limited, the shareholders (together, the latter two parties being the "Shareholders") of CathayBancorp.com, Limited ("Bancorp"), the Company acquired 100% of the issued and outstanding shares of Bancorp. At the time of the transaction, the assets of Bancorp included: 1) an option to purchase between a 20% and 40% interest in WebShanghai through Hong Kong Technologies Solutions, Limited; 2) an option to purchase a 70% indirect interest in the PRCInvest.com website; and 3) an option to purchase a 50% interest in an entertainment portal joint venture in China. In consideration for the Bancorp shares, the Company issued to the Bancorp shareholders an aggregate of 21,750,000 shares of the Company's common stock. The transaction is treated as a reverse merger, as the shareholders of Bancorp received approximately 83.8% of the then-outstanding shares in the Company. There are no material relationships between the Company, its associates, its officers or any of the officers or directors of any associates of the Company's and Bancorp, other than as previously disclosed in the Company's Current Report on Form 8-K, filed on June 23, 2000.

     On June 30, 2000, pursuant to a Share Purchase Agreement among CathayOnline Technologies (Hong Kong) Limited ("CTL"), SNet Communications (HK) Limited ("SNet"), Ting Kan Nok (collectively, the "Sellers"), CMD Capital Limited ("CMD"), Bancorp and the Company, the Company acquired, through its wholly-owned subsidiary, Bancorp, 100% of the issued and outstanding shares (the "CMD Shares") of CMD. At the time of the transaction, CMD's assets included 70% of the shares of common stock of PRC Investment Journal Inc. (the "Journal") and the Journal's assets included 100% ownership of the PRCInvest.com website. Pursuant to the Share Purchase Agreement, CTL will transfer 62.5%, SNet will transfer 15% and Ting Kan Nok will transfer 22.5% of the CMD Shares to Bancorp, constituting 100% of the CMD Shares. In consideration for the CMD Shares, Bancorp agreed to cause the Company to deliver US$16.8 million to the Sellers in the form of shares of the Company's common stock (the "Premier Shares") as follows: the Company shall issue 630,000, 420,000 and 1,750,000 Premier Shares, valued at US$6 per share for purposes of the Share Purchase Agreement, to Ting Kan Nok, SNet and CTL, respectively. There are no material relationships between the Company, its affiliates, its associates, its officers or directors or the officers or directors of any associates or affiliates of the Company and CMD, except as follows: two of the four members of the current Board of Directors of the Company are also serving as officers and directors of CathayOnline, Inc., the parent company of CTL.

     The Company will redomicile from Utah to Delaware and change the Company's name to "CathayOne Inc." upon the effectiveness of its merger into CathayOne Inc., the Company's newly formed and wholly owned Delaware subsidiary. This merger is expected to be effective by mid-August, 2000. Under the terms of the merger, CathayOne Inc. will be the surviving company. CathayOne Inc. will succeed to all of the assets and liabilities of the Company immediately prior to the merger, and the


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Company's Board of Directors and its incumbent officers immediately prior to the merger will be the Board of Directors and officers of CathayOne Inc. immediately after the merger. Under the terms of the merger, each issued and outstanding share of common stock will be exchanged for one share of common stock, par value $0.001, of CathayOne Inc.

     The Company will focus on becoming a leading Internet content company serving the Chinese-speaking population. To forward this goal, the Company will develop a financial portal, which will provide, in Chinese and English, business and financial news, real time stock quotes and regional and international business information. The Company will develop a Chinese entertainment portal, as well as an e-commerce presence. The Company intends to make strategic investments and, where feasible, take a majority interest in and manage Chinese companies characterized by strong existing businesses, strategic relationships, global brands or promising technology, products, or service concepts, including companies based in mainland China, Hong Kong and Taiwan, as well as offshore companies with substantial business ties to China.

ITEM 5.  OTHER EVENTS

     The Company, through Bancorp's wholly-owned subsidiary, Cathay Entertainment (HK) Limited ("Cathay Entertainment") has also entered into a Sino-Foreign Cooperative Joint Venture Contract (the "JV Agreement"), dated June 28, 2000, among Capital Cultural Company ("CCC"), Cathay Entertainment, and SNet (collectively, the "Parties"). Pursuant to the JV Agreement, the Parties will establish a cooperative joint venture (the "CJV") to be called Capital Entertainment Limited and to be located in Beijing, the People's Republic of China (the "PRC"). The CJV will be organized as a limited liability company. Its business scope will be designing and developing computer software and network software, providing technological development and technical support services for internet and e-commerce systems, setting up and managing websites, and providing technical consultancy and information services. The CJV's total investment and registered capital will be US$25,000,000 and US$10,000,000, respectively. The US$15,000,000 difference between the CJV's total investment and registered capital will be financed by loans from third parties or Cathay Entertainment and SNet, when necessary. The Parties' initial contributions to the CJV will be as follows: 1) Cathay Entertainment and SNet will jointly contribute US$10,000,000 in the form of cash and necessary technology and equipment; and 2) CCC will contribute the estage.com.cn and certain websites that it owns, as well as related goodwill, know-how and services. The estage.com.cn portal is being implemented in coordination with the PRC's Ministry of Cultural Affairs as the major entertainment site for all performing arts entering the PRC. The Company believes that this will be one of the major hubs in China for entertainers and performers to showcase their talents and for viewing entertainment, cultural and artistic programs.

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     This current report contains forward-looking statements. The words
"anticipate," "believe," "intend," "expect" and "estimate" identify forward-looking statements, which speak only as to the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Businesses Acquired. The financial statements of the businesses acquired will be filed by amendment to this report within 60 days.

     (b) Pro Forma Financial Information. The Company's pro forma financial information will be filed by amendment to this report within 60 days.

     (c)  Exhibits.

          (1) Exchange Agreement, dated June 14, 2000, among the Company and SNet and ShanghaiNet.

          (2) Share Purchase Agreement, dated June 30, 2000, among CTL, SNet, Ting Kan Nok, CMD, Bancorp and the Company.

          (3) Sino-Foreign Cooperative Joint Venture Contract, dated June 28, 2000, among Cathay Entertainment, SNet and CCC.


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                                   SIGNATURES:

     Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2000                           Premier Brands, Inc.
                                                 (Registrant)


                                              /s/  S. David Cooperberg
                                              ----------------------------------
                                              S. David Cooperberg
                                              President